WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR
FIRST QUARTER 2015

Houston, Texas, May 5, 2015 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, repositions, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the first quarter of 2015.

Operating and Financial Highlights First Quarter 2015 Compared to 2014

•	Total revenues increased 22.4%.

•	Property net operating income increased 23.3%.

•	Funds From Operations Core per diluted share increased 9.7%.

•	Rent rates (GAAP basis) on new and renewal leases increased 4.9% and 10.9%, respectively.

•	Reiterates 2015 annual guidance.

“Our focused strategy of owning Community Centered Properties™ in high growth markets such as Arizona and Texas has resulted in property net operating income growth of 23% and FFO Core per share growth of 9.7% in the first quarter of 2015," stated James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. "During the first quarter, we continued to add high quality tenants that support our diversified, stable cash-flow. As we move through the balance of 2015, we anticipate leasing volume to accelerate and expect to close on additional properties from our solid pipeline of potential acquisitions." Mr. Mastandrea concluded, "Furthermore, we also remain committed to increasing our overall occupancy levels through our targeted leasing efforts focused on local service-oriented tenants that are central to our Community Centered PropertyTM business model and comprise approximately 70% of our tenant base.”

Financial Results for First Quarter 2015

•	Total revenues grew 22.4% to $21.3 million compared to $17.4 million in the first quarter of 2014.

•	Property net operating income ("NOI") increased by 23.3% to $14.3 million as compared to $11.6 million in the same period of 2014.

•	Funds from operations ("FFO") Core increased 16.6% to $8.2 million from $7.0 million in the first quarter of 2014.

•	FFO Core per diluted common share and operating partnership ("OP") unit grew 9.7% to $0.34, as compared to $0.31 per diluted common share and OP unit for the same period of 2014.

•	FFO was $6.3 million, or $0.26 per share, compared with $6.4 million, $0.28 per share, in the prior year.

•	Net income attributable to Whitestone REIT was $1.6 million, or $0.07 per share, as compared to $2.4 million, or $0.11 per share, in the prior year.

•	Same-store NOI growth improved 1.2% or $0.1 million as compared to the same period in 2014.

Operating Results

The Company's total occupancy improved, as compared to March 31, 2014, by 20 basis points to 86.0% as of the end of the first quarter of 2015. During the first quarter of 2015, the leasing team signed 76 leases totaling 196,401 square feet in new, expansion, and renewal leases. The average lease size was 2,584 square feet. For the first quarter of 2015, total lease value added was $8.6 million. This compares to 113 new and renewal leases totaling 231,720 square feet and approximately $11.5 million in total lease value during the same period in 2014.

Community Centered PropertiesTM Portfolio Statistics

As of March 31, 2015, the Company's diversified tenant base comprised of 1,355 tenants, with the largest tenant accounting for only 2.1% of annualized rental revenues as of March 31, 2015.  Lease terms for our properties range from less than one year for smaller tenants to over 15 years for larger tenants.  The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance.

Acquisition Activity

During the first quarter of 2015, Whitestone completed the acquisition of one Community Centered PropertyTM, City View Village, for approximately $6.3 million. The 17,870 square foot property was 100% leased at the time of purchase and is located in San Antonio, Texas across the street from The Strand at Heubner Oaks, our 73,920 square foot community center that was acquired in 2014.

Balance Sheet and Liquidity

Undepreciated real estate assets were $682.6 million as of March 31, 2015 as compared to $673.7 million at prior year end.

Whitestone had 44 properties unencumbered by mortgage debt as of March 31, 2015, with an undepreciated cost basis of $433.7 million. As of March 31, 2015, the Company had total real estate debt of $402.7 million, of which $223.6 million, or approximately 56%, was subject to fixed interest rates. The Company's weighted average interest rate on all debt for the first quarter of 2015 was 3.12%.

At quarter end, Whitestone had $4.3 million of cash available on its balance sheet and $270.9 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On February 26, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2015, to be paid in three equal installments of $0.095 in April, May and June 2015. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

FFO Guidance

The Company is reiterating full year FFO Core guidance in the range of $1.25 to $1.30 per share. Please refer to the “2015 Financial Guidance” of the supplemental data package for the full list of guidance information.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com

Conference Call Information

Whitestone will host a webcast and conference call for investors and other interested parties on Wednesday, May 6, 2015 at 11:00 A.M. (Eastern Time). The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab.

The call is also accessible via telephone by dialing 1-800-946-0785 for domestic participants or 1-719-325-2443 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through May 20, 2015, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 5781573. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the first quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 1-713-435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, re-develops, repostions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including specialty retail, grocery, restaurants, medical, educational and financial services. Founded in 1998, the Company is internally managed with a portfolio of 64 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:

David K. Holeman, CFO
(713) 435-2227 dholeman@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$682,571	$673,655
Accumulated depreciation	(75,782)	(71,587)
Total real estate assets	606,789	602,068
Cash and cash equivalents	4,320	4,236
Marketable securities	1,015	973
Escrows and acquisition deposits	3,386	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	12,188	11,834
Unamortized lease commissions and loan costs	8,590	8,879
Prepaid expenses and other assets	3,067	2,215
Total assets	$639,355	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$403,524	$394,093
Accounts payable and accrued expenses	15,051	15,882
Tenants' security deposits	4,418	4,372
Dividends and distributions payable	6,747	6,627
Total liabilities	429,740	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 23,264,518 and 22,835,695 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	23	23
Additional paid-in capital	305,862	304,078
Accumulated deficit	(99,006)	(93,938)
Accumulated other comprehensive loss	(363)	(91)
Total Whitestone REIT shareholders' equity	206,516	210,072
Noncontrolling interest in subsidiary	3,099	3,251
Total equity	209,615	213,323
Total liabilities and equity	$639,355	$634,297

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Property revenues
Rental revenues	$16,465	$13,614
Other revenues	4,787	3,761
Total property revenues	21,252	17,375

Property expenses
Property operation and maintenance	4,083	3,524
Real estate taxes	2,904	2,277
Total property expenses	6,987	5,801

Other expenses (income)
General and administrative	4,485	2,957
Depreciation and amortization	4,564	3,829
Interest expense	3,408	2,329
Interest, dividend and other investment income	(9)	(21)
Total other expense	12,448	9,094

Income from continuing operations before loss on sale or disposal of assets and income taxes	1,817	2,480

Provision for income taxes	(83)	(81)
Loss on sale or disposal of assets	(105)	(87)
Income from continuing operations	1,629	2,312

Income (loss) from discontinued operations	(8)	120
Income (loss) from discontinued operations	(8)	120

Net income	1,621	2,432

Less: Net income attributable to noncontrolling interests	27	60

Net income attributable to Whitestone REIT	$1,594	$2,372

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.07	$0.10
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.11
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.10
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.11

Weighted average number of common shares outstanding:
Basic	22,577	21,823
Diluted	23,226	21,949

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$1,621	$2,432

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(319)	(38)
Unrealized gain on available-for-sale marketable securities	41	83

Comprehensive income	1,343	2,477

Less: Comprehensive income attributable to noncontrolling interests	23	61

Comprehensive income attributable to Whitestone REIT	$1,320	$2,416

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$1,629	$2,312
Net income (loss) from discontinued operations	(8)	120
Net income	1,621	2,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,564	3,831
Amortization of deferred loan costs	300	202
Amortization of notes payable discount	74	76
Loss on sale or disposal of assets and properties	105	84
Bad debt expense	184	390
Share-based compensation	1,699	373
Changes in operating assets and liabilities:
Escrows and acquisition deposits	706	(96)
Accrued rent and accounts receivable	(538)	(960)
Unamortized lease commissions	(273)	(290)
Prepaid expenses and other assets	145	135
Accounts payable and accrued expenses	(1,122)	(241)
Tenants' security deposits	46	132
Net cash provided by operating activities	7,519	5,948
Net cash provided by (used in) operating activities of discontinued operations	(8)	33
Cash flows from investing activities:
Acquisitions of real estate	(6,300)	—
Additions to real estate	(2,876)	(2,090)
Net cash used in investing activities	(9,176)	(2,090)
Net cash used in investing activities of discontinued operations	—	(33)
Cash flows from financing activities:
Distributions paid to common shareholders	(6,526)	(6,231)
Distributions paid to OP unit holders	(113)	(158)
Payments of exchange offer costs	—	(14)
Proceeds from revolving credit facility, net	9,000	—
Repayments of notes payable	(612)	(493)
Net cash provided by (used in) financing activities	1,749	(6,896)
Net cash used in financing activities of discontinued operations	—	(11)
Net increase (decrease) in cash and cash equivalents	84	(3,049)
Cash and cash equivalents at beginning of period	4,236	6,491
Cash and cash equivalents at end of period	$4,320	$3,442

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended March 31,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,132	$2,137
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$41	$45
Financed insurance premiums	$1,057	$888
Value of shares issued under dividend reinvestment plan	$23	$26
Value of common shares exchanged for OP units	$64	$103
Change in fair value of available-for-sale securities	$41	$83
Change in fair value of cash flow hedge	$(319)	$(38)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2015	2014
Net income attributable to Whitestone REIT	$1,594	$2,372
Depreciation and amortization of real estate assets (1)	4,540	3,901
Loss on disposal of assets (1)	105	85
Net income attributable to noncontrolling interests (1)	27	60
FFO	6,266	6,418

Non cash share-based compensation expense	1,674	373
Acquisition costs	244	146
Rent support agreement payments received	—	80
FFO Core	$8,184	$7,017

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$6,266	$6,418
Distributions paid on unvested restricted common shares	(107)	(19)
FFO excluding amounts attributable to unvested restricted common shares	$6,159	$6,399
FFO Core excluding amounts attributable to unvested restricted common shares	$8,077	$6,998

Denominator:
Weighted average number of total common shares - basic	22,577	21,823
Weighted average number of total noncontrolling OP units - basic	393	556
Weighted average number of total commons shares and noncontrolling OP units - basic	22,970	22,379

Effect of dilutive securities:
Unvested restricted shares	649	126
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,619	22,505

FFO per common share and OP unit - basic	$0.27	$0.29
FFO per common share and OP unit - diluted	$0.26	$0.28

FFO Core per common share and OP unit - basic	$0.35	$0.31
FFO Core per common share and OP unit - diluted	$0.34	$0.31

(1)	Includes amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2015	2014
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,594	$2,372
General and administrative expenses	4,485	2,957
Depreciation and amortization	4,564	3,829
Interest expense	3,408	2,329
Interest, dividend and other investment income	(9)	(21)
Provision for income taxes	83	81
Loss on disposal of assets	105	87
Loss (income) from discontinued operations	8	(120)
Net income attributable to noncontrolling interests	27	60
NOI	$14,265	$11,574